UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 1st, 2008
National Consumer Cooperative Bank
(Exact name of registrant as specified in its charter)

United States of America
(12 U.S.C. section 3001 et seq.)	2-99779	52-1157795

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)
601 Pennsylvania Avenue, N.W., North Building, Suite 750, Washington, D.C. 20004
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (202) 349-7444
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Principal Accounting Officer; Appointment of New Principal Accounting Officer
On July 28th, 2008, the National Consumer Cooperative Bank (“NCB”) announced that it had appointed a new Controller, NCB’s principal accounting officer. Effective August 1, 2008, Dean Lawler resigned as Controller, and NCB appointed David Sanders, age 41, as the new Controller. Mr. Sanders joined NCB in March 2005 as VP, Assistant Controller. From 2001 to 2005, Mr. Sanders was Director of Accounting and Financial Reporting for The George Washington University. From 1998 to 2001, Mr. Sanders was Director of Finance for Ardent Communications, a publicly traded internet service provider focused on business, residential and hospitality markets. Mr. Sanders is a Certified Public Accountant and received his M.S. in Accountancy from The George Washington University and his B.S. in Accounting from the University of Maryland.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Consumer Cooperative Bank (Registrant)
Date: July 31, 2008	By:	/s/ Richard L. Reed
Richard L. Reed
Executive Managing Director, Chief Financial Officer

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